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EXHIBIT 10.2

AMENDMENT NUMBER TWO TO
ADAM.COM, INC.
AMENDED AND RESTATED 1992 STOCK OPTION PLAN

     The Amended and Restated 1992 Stock Option Plan of adam.com, Inc. is hereby amended as follows:

      Section 3 of the Plan, entitled "Shares Subject to Option," shall be amended by deleting the first sentence of such Section 3 and substituting the following new sentence therefor:

        'An aggregate of 4,500,000 Shares shall be reserved for use under this Plan.'

      All other provisions of the Plan shall continue in full force and effect, and the foregoing amendment shall be effective on the date that such amendment is approved by the Company's shareholders.

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  EXHIBIT 10.2